SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           TRAVIS BOATS & MOTORS, INC.
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

|X| No Fee Required.
|_| $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).
|_| $500 per each party to the controversy pursuant to
    Exchange Act Rule 14a-6(i)(3).
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

___________
*Set forth the amount on which the filing fee is calculated and state how it was determined.

(032796DTI)

                              [LOGO]Travis Boating
                                     Center-------


                           TRAVIS BOATS & MOTORS, INC.
                           ---------------------------
                    Notice of Annual Meeting of Shareholders
                                  April 1, 1998
                    ----------------------------------------

To the Shareholders of Travis Boats & Motors, Inc.:

     Notice is hereby given that the 1998 Annual Meeting of Shareholders (the "Annual Meeting") of Travis Boats & Motors, Inc. (the "Company") will be held on April 1, 1998, at 11:00 a.m. Central Standard Time, at the offices of the Company, located at 5000 Plaza on the Lake, Suite 250, Austin, Texas, 78746, for the purpose of considering and acting upon the following matters:

          (1) To elect three directors to hold office in accordance with the Company's Bylaws;

          (2) To ratify the appointment of Ernst & Young, LLP as the Company's independent accountants and auditors for the 1998 fiscal year;

          (3) To increase the number of shares authorized to be issued pursuant to the Travis Boats & Motors, Inc. 1995 Incentive Plan; and

          (4) To consider and act upon any matter incident to the foregoing purposes and transact such other business as may properly come before the meeting or any adjournments thereof.

     The record date for the meeting has been established to be February 20, 1998. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at, the Annual Meeting or any adjournments thereof. You are cordially invited to attend the Annual Meeting. Shareholders wishing to attend the Annual Meeting should bring proper identification and evidence of their ownership of shares in the Company's voting securities.

     Even if you plan to attend the annual meeting, you are still requested to sign, date and return the accompanying proxy in the enclosed self-addressed, stamped envelope. If you attend, you may vote in person if you wish, even though you have sent in your proxy.

                                           By Order of the Board of Directors

                                           /s/ Michael B. Perrine

                                           Michael B. Perrine, Secretary

February 25, 1998

                           TRAVIS BOATS & MOTORS, INC.
                       5000 Plaza on the Lake, Suite 250,
                               Austin, Texas 78746
                           ---------------------------
                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           ---------------------------


Solicitation and Revocability of Proxies

     This Proxy Statement is furnished by the Board of Directors of Travis Boats & Motors, Inc., a Texas corporation (the "Company"), in connection with the solicitation of proxies on behalf of the Company for use at the Annual Meeting of Shareholders to be held at 11:00 a.m. Central Standard Time on Wednesday, April 1, 1998 (the "Meeting") at the offices of the Company, located at 5000
Plaza on the Lake, Suite 250, Austin, Texas, 78746, and at any adjournment thereof. When properly executed proxies in the accompanying form are received, the shares represented thereby will be voted at the meeting in accordance with the directions noted thereon. If no direction is indicated, such shares will be voted for the election of the directors and the appointed auditors, as set forth in the Notice of Annual meeting attached to this Proxy Statement.

     Management does not intend to present any business for a vote at the Meeting other than the matters set forth in the accompanying Notice of Annual Meeting, and it has no information that others will do so. If other matters requiring the vote of the shareholders properly come before the Meeting, it is the intention of the persons named in the attached form of proxy to vote the proxies held by them in accordance with their judgment on such matters.

     Any shareholder giving a proxy has the power to revoke that proxy at any time before it is voted. A proxy may be revoked by filing with the Secretary of the Company either a written revocation or a duly executed proxy bearing a date subsequent to the date of the proxy being revoked. Any shareholder may attend the Meeting and vote in person, whether or not such shareholder has previously submitted a proxy.

     In addition to soliciting proxies by mail, officers and regular employees of the Company may solicit the return of proxies personally or by telephone. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward solicitation material to the beneficial owners of stock.

     The Company will bear the cost of preparing, printing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement, the enclosed form of proxy and any additional material, as well as the cost of forwarding solicitation material to and soliciting proxies from the beneficial owners of stock.

     This Proxy Statement and the accompanying form of proxy are first being sent or given to the Company's shareholders on or about February 25, 1998.

Voting Securities

     The record date for determining shareholders entitled to notice of and to vote at the Meeting is the close of business on February 20, 1998. On that date there were 4,253,471 issued and outstanding shares of the Company's $.01 par value Common Stock ("Common Stock"), held of record by 36 persons. The Common Stock is the Company's only class of voting securities outstanding. Each share of the Company's Common Stock is entitled to one vote for the election of directors and in any other matter that may be acted upon at the Meeting. The Company's Articles of Incorporation do not permit cumulative voting.

Additional Information

     The Company shall provide without charge to each shareholder of the Company upon the written request of such shareholder a copy of the Company's annual report on Form 10-K, without exhibits but including the financial statements and the financial statement schedules, required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended, for the Company's most recent fiscal year. The Company also shall provide without charge by first class or other equally prompt means within one business day of receipt of a written or oral request from a person to whom this proxy statement is delivered a copy of any and all information that has been incorporated herein by reference. Shareholders should address such requests to Michael B. Perrine, Chief Financial Officer, 5000 Plaza on the Lake, Suite 250, Austin, Texas 78746.

Election of Directors

     The Company's Bylaws provide that the affairs of the Company shall be conducted by a Board of Directors composed of seven members and empower the Board to increase or decrease the number of directors by resolution adopted by a majority of the Board. The Board in its discretion and in accordance with such authority has fixed its size at seven members. The Board of Directors is divided into three classes, designated as Class A, Class B and Class C. The members of each class of directors serve for staggered three-year terms. Messrs. Bohls and Simpson are currently Class A directors and will stand for reelection at the 2000 annual stockholders' meeting. Messrs. Spradling, Gurasich and McClendon are currently Class B directors and are to stand for election at the 1998 annual stockholders' meeting. Messrs. Walton and Siddons are currently Class C directors and will stand for election at the 1999 annual stockholders' meeting. The Class B directors elected at the 1998 annual stockholders' meeting will hold office until the 2001 annual stockholders' meeting or until such director's successor shall be elected or appointed. The affirmative vote of a plurality of holders of the outstanding shares of Common Stock represented at a meeting at which a quorum is present is required to elect each director nominee.

     The persons whose names are set forth as proxies in the enclosed form of proxy will vote all shares over which they have control "FOR" the election of the Board of Directors' nominees unless otherwise directed. Although the Board of Directors of the Company does not contemplate that any of the nominees will be unable to serve, if such a situation should arise prior to the Meeting, the appointed proxies will use their discretionary authority pursuant to the proxy and vote in accordance with their best judgment. The affirmative vote of a plurality of holders of the outstanding shares of Common Stock represented at a meeting at which a quorum is present is required to elect each director nominee.

Nominees for Director

     Ronnie L. Spradling has served as Executive Vice President of the Company since 1989 and as the Executive Vice President of New Store Development since 1994. Mr. Spradling became a director in 1995. Mr. Spradling previously served as the General Manager of Falcon Marine, Inc. (a subsidiary of the Company), located in Midland, Texas from 1982 to 1988. Mr. Spradling has over 30 years of experience in boat retailing operations.

     Steven W. Gurasich, Jr. has served as director of the Company since July 1996. For over the past 20 years, Mr. Gurasich has served in various capacities, including most recently as Chairman of the Board of GSD&M Advertising, Austin, Texas, an advertising firm, handling such accounts as Southwest Airlines, Wal-Mart, MasterCard, Coors Light and Pearle Vision.

     Zach McClendon, Jr. has served as a director of the Company since July 1996. Mr. McClendon is the co-founder of the predecessor to SeaArc Marine, Inc., a manufacturer of various types of boats and marine products, and now serves as the Chairman of the Board of its parent company, SeaArk Boats, Inc. In addition, Mr. McClendon serves as the Chairman of the Board of Union Bank and Trust Company, a subsidiary of First Union Financial Corporation, and as Chairman of the Board of Drew Cottonseed Oil Mill, Inc., a manufacturer of polystyrene products.

     The Board of Directors recommends a vote "FOR" the election of all of the individuals nominated for election as a director.

Directors and Executive Officers of the Company

     The following table sets forth certain information with respect to each director and each executive officer of the Company:

Name                                       Age     Position
-----                                     ----     -------
Mark T. Walton(1)(2)                       46      Chairman of the Board and President
Ronnie L. Spradling(1)                     54      Executive Vice President-- New Store Development and Director
Michael B. Perrine                         34      Chief Financial Officer, Treasurer and Secretary
E. D. Bohls(1)(2)                          79      Vice Chairman of the Board
Joseph E. Simpson(1)(2)(3)                 64      Director
Robert C. Siddons(1)(2)(4)                 55      Director
Steven W. Gurasich, Jr.(3)(4)              49      Director
Zach McClendon, Jr.(3)(4)                  60      Director

----------
(1) Member of the Nominations Committee.
(2) Member of the Executive Committee.
(3) Member of the Audit Committee.
(4) Member of the Compensation Committee.

     Mark T. Walton has served as President and as a director of the Company since 1980 and as Chairman of the Board since 1995. From 1979 to 1980, Mr. Walton served as the General Manager of the Company's Austin store. Mr. Walton has over 27 years of retail boating experience.

     Ronnie L. Spradling has served as Executive Vice President of the Company since 1989 and as the Executive Vice President of New Store Development since 1994. Mr. Spradling became a director in 1995. Mr. Spradling previously served as the General Manager of Falcon Marine, Inc. (a subsidiary of the Company), located in Midland, Texas from 1982 to 1988. Mr. Spradling has over 30 years of experience in boat retailing operations.

     Michael B. Perrine has served as Chief Financial Officer since 1991 and as Treasurer and Secretary of the Company since 1992. From 1986 to 1991, he served as a loan officer in the Commercial Banking Division of NationsBank, N.A. Mr. Perrine is responsible for developing and implementing the Company's corporate structure.

     E. D. Bohls has served as Vice Chairman of the Board of the Company since 1995 and previously served as Chairman of the Board of the Company from 1979 to 1995. He served as Chairman of the Board of Capitol Commerce Reporter, Inc., a public records research company, from 1986 through 1997. In addition, he has served as Vice President and as a director of Americana Enterprises, a private real estate development joint venture, since 1975. Mr. Bohls is currently an independent investor.

     Joseph E. Simpson has served as a director of the Company since 1979. He served as President and as a director of Capitol Commerce Reporter, Inc., a records research company, from 1986 through 1997. Mr. Simpson is currently an independent investor.

     Robert C. Siddons has served as a director of the Company since 1979. He has served as President of Frank Siddons Insurance Agency, a family-owned insurance agency, since 1987. In addition, he has served as President of the Texas Builders Insurance Company, a commercial lines insurance company, since 1987.

     Steven W. Gurasich, Jr. has served as director of the Company since July 1996. For over the past 20 years, Mr. Gurasich has served in various capacities, including most recently as Chairman of the Board of GSD&M Advertising, Austin, Texas, an advertising firm, handling such accounts as Southwest Airlines, Wal-Mart, MasterCard, Coors Light and Pearle Vision.

     Zach McClendon, Jr. has served as a director of the Company since July 1996. Mr. McClendon is the co-founder of the predecessor to SeaArc Marine, Inc., a manufacturer of various types of boats and marine products, and now serves as the Chairman of the Board of its parent company, SeaArk Boats, Inc. In addition, Mr. McClendon serves as the Chairman of the Board of Union Bank and Trust Company, a subsidiary of First Union Financial Corporation, and as Chairman of the Board of Drew Cottonseed Oil Mill, Inc., a manufacturer of polystyrene products.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of December 31, 1997 by (i) each director of the Company, (ii) each Named Executive Officer, (iii) each person known or believed by the Company to own beneficially 5% or more of the Common Stock and
(iv) all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and dispositive power with respect to such shares.

                                                                                                      Percent
                                                                                    Number of      Beneficially
                        Name of Beneficial Owner                                   Shares(1)(2)        Owned
                         -----------------------                                    -----------     ----------
     E. D. Bohls(3) ..........................................................         506,027         11.7%
     Robert C. Siddons(4) ....................................................         354,068          8.2%
     Mark T. Walton(5) .......................................................         375,574          8.7%
     Joseph E. Simpson .......................................................         249,000          5.8%
     Ronnie L. Spradling(6) ..................................................         251,417          5.8%
     Steven W. Gurasich, Jr.(7) ..............................................          13,333           *
     Zach McClendon, Jr.(8) ..................................................          20,933           *
     Michael B. Perrine(9) ...................................................           9,134           *
     Wasatch Advisors, Inc.(10) ..............................................         464,025         10.8%
     Fleet Financial Group, Inc.(11) .........................................         217,600          5.1%
     Downtown Associates, L.P.(12) ...........................................         233,225          5.4%
         Downtown Associates III, L.P.
         Downtown Associates, L.L.C.
         The Sweet Water Trust
         The Phaedrus Foundation
         Ronald Juvonen
         Philip Timon
         Alfred Loomis, III
     All executive officers and directors as a group (eight persons)(13) .....       1,779,486         41.3%

----------
* Less than 1%

(1) Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), based on information furnished by the persons listed, and represents the number of shares of Common Stock for which a person, directly or indirectly, through any contract, management, understanding, relationship or otherwise, has or shares voting power, including the power to vote or direct the voting of such shares, or investment power, including the power to dispose or to direct the disposition of such shares, and includes shares which may be acquired upon the exercise of options within 60 days following February 25, 1998. The percentages are based upon 4,308,683 shares outstanding. Except as otherwise noted below, the address of each holder of 5% or more of the Common Stock is 5000 Plaza on the Lake, Suite 250, Austin, Texas, 78746.

(2) Does not include options granted to Mark T. Walton, Ronnie L. Spradling and Michael B. Perrine to purchase 12,161, 28,159 and 45,000 shares of Common Stock, respectively, which are not exercisable within 60 days after February 25, 1998.

(3) Includes 130,912 shares owned by Mr. Bohls' son, James Bohls, with respect to which Mr. E. D. Bohls controls the voting rights. Mr. E. D. Bohls disclaims beneficial ownership of such shares. Also includes 30,816 shares held by trusts for the benefit of James Bohls' children of which James Bohls serves as trustee, but all voting rights have been retained by Mr. E.
     D. Bohls.

(4) Includes 19,202 shares held by family trusts over which Mr. Siddons exercises sole voting and investment control.

(5) Includes 8,106 shares subject to options exercisable within 60 days of Feburary 25, 1998, 301,000 shares held in a family limited partnership, over which Mr. Walton has sole voting control, and 3,268 shares owned and held in trust for Mr. Walton's children, for which the voting rights reside with Mr. Walton.

(6) Includes 18,774 shares subject to options exercisable within 60 days of February 25, 1998.

(7) Includes 13,333 shares subject to options exercisable within 60 days of February 25, 1998.

(8) Includes 13,333 shares subject to options exercisable within 60 days of February 25, 1998.

(9) Includes 1,666 shares subject to options exercisable within 60 days of February 25, 1998.

(10) The address of Wasatch Advisors, Inc. is 68 South Main, Salt Lake City, Utah 84101.

(11) The address of Fleet Financial Group, Inc. is One Federal Street, Boston, Massachusetts 02110.

(12) Voting power and dispositive power is shared among each of the shareholders listed. The address of Downtown Associates, L.P., Dowtown Associates III, L.P., Downtown Associates, L.L.C., Ronald Juvonen, Philip Timon and Alfred Loomis, III is 920 East Baltimore Pike, Kennett Square, Pennsylvania 19348. The address of the Sweet Water Trust and the Phaedrus Foundation is 36 West 44th Street, New York, New York 10036.

(13) See Notes (5), (6), (7), (8) and (9). Includes 55,212 shares subject to options exercisable within 60 days of February 25, 1998.

Meetings of the Board of Directors

     The Board of Directors met five times during fiscal year 1997. During such twelve-month period, each incumbent director of the Company attended 75% or more of the aggregate number of (a) meetings of the Board of Directors held during his tenure and (b) meetings held by committees of the Board on which he served.

Committees

     Executive Committee. The Executive Committee is currently comprised of Mark
T. Walton, Robert C. Siddons, Joseph E. Simpson and E. D. Bohls, and possesses all of the powers of the Board of Directors between meetings of the Board, except for certain matters that may not be delegated under the Company's Bylaws. The Executive Committee met four times during fiscal year 1997.

     Compensation Committee. The duties of the Compensation Committee include the approval of officers' salaries and administration of the Company's 1995 Incentive Plan. The Compensation Committee is comprised of "disinterested" directors, as defined under Section 16 of the 1934 Act, and currently consists of Messrs. Siddons, Gurasich and McClendon. The Compensation Committee met two times during fiscal year 1997.

     Nominations Committee. The Nominations Committee is responsible for recommending to the Board of Directors those persons who will be nominated as the Board of Director's nominees for positions on the Board of Directors. The Nominations Committee is comprised of Messrs. Walton, Spradling, Bohls, Simpson, and Siddons. The Nominations Committee met two times during fiscal year 1997. The Nominations Committee will consider nominations made by shareholders. Nominations made by a shareholder must be made by giving notice of such in writing to the Secretary of the Company before the later to occur of (i) 60 days prior to the date of the meeting of shareholders called for the election of directors or (ii) 10 days after the Board of Directors first publishes the date of such meeting. Such notice shall include all information concerning each nominee under the 1934 Act. Such notice shall also include a signed consent of each nominee to hold office until the next Annual Meeting or until his successor is elected or appointed.

     Audit Committee. The Audit Committee annually recommends to the Board of Directors the appointment of independent certified accountants as auditors for the Company, discusses and reviews fees for the prospective annual audit, reviews the results with the auditors, reviews the Company's compliance with its existing accounting and financial policies, reviews the adequacy of the financial organization of the Company and considers comments by auditors regarding internal controls and accounting procedures and management's response to those comments. Messrs. Simpson, Gurasich and McClendon currently serve on this Committee. This Committee met three times in fiscal year 1997.

Compensation of Directors

     Directors who are not officers and employees of or consultants to the Company receive annual compensation of $10,000, plus $2,000 annually for each committee on which such director serves, excluding the Nominations Committee, for which compensation is not received, and $3,000 per year in the case of the Executive Committee. Directors' expenses for attending meetings are reimbursed by the Company.

Compensation of Executive Officers

     The following table sets forth certain information with respect to the compensation awarded to, earned by or paid for services rendered to the Company in all capacities during the fiscal years ended September 30, 1997, September 30, 1996 and September 30, 1995, with respect the Company's President, Mr. Walton, the Executive Vice President, Mr. Spradling, and the Chief Financial Officer, Mr. Perrine (collectively, the "Named Executive Officers"). No other executive officers of the Company received annual compensation (including salary and bonuses earned) which exceeded $100,000 during the fiscal year ended September 30, 1997.

                                                                                                       Long-Term
                                                                                                     Compensation
                                                                                        OTHER         SECURITIES
                          Principal                                                    ANNUAL         UNDERLYING
Name                      Position       Fiscal Year      Salary        Bonus       COMPENSATION        OPTIONS
-----                     ----------      ---------     ----------    ---------   ----------------- ---------------
Mark T. Walton            President         1997        $175,000       $55,500        $1,100(2)
                                            1996         129,250        45,034         4,177(2)              --
                                            1995(1)      108,000        45,000            --             20,267
Ronnie L.                 Executive         1997        $150,000       $58,300        $1,100(2)
Spradling                 Vice              1996          96,900        45,034         1,578(2)
                          President         1995(1)       69,000        45,000            --             46,933
Michael B.                Chief             1997         $90,000       $35,000          $625(2)           5,000
Perrine                   Financial         1996          71,085        27,500           625(2)              --
                          Officer           1995          57,600        17,500            --             66,667

----------
(1) Fiscal year 1995 was a nine-month period; dollar amounts shown have been annualized.

(2)  Principally 401(k) plan matching contribution.

Options Granted in Last Fiscal Year

     The following table sets forth information concerning stock options granted by the Company to the Named Executive Officers during the fiscal year ended September 30, 1997.

                                                   Individual Grants                        Potential Realizable
                                 -----------------------------------------------------        Value at Assumed
                                  Number of     % of Total                                  Annual Rates of Stock
                                 Securities       Options                                  Price Appreciation for
                                 Underlying     Granted to    Exercise                         Option Term (1)
                                   Options     Employees in     Price      Expiration      -----------------------
 Name                             Granted      Fiscal Year   ($/Share)       Date             5%            10%
-----                            ----------     -----------   --------     ----------       ---------     ---------
Mark T. Walton                         0            N/A          N/A           N/A             N/A           N/A
Ronnie L. Spradling                    0            N/A          N/A           N/A             N/A           N/A
Michael B. Perrine                 5,000          14.9%        $10.50      3/11/2007        $33,010        $83,671

----------
(1) These amounts are calculated based on certain assumed rates of annual compound stock price appreciation from the date the option was granted to the end of the option term. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved. These calculations assume a fair market value of $10.50 per share of Common Stock at the date of grant.

Stock Option Exercises and Holdings

     The following table shows information regarding stock option exercises and unexercised options held as of the end of the fiscal year ended September 30, 1997 by the Named Executive Officers.

                                                                          At September 30, 1997
                                                      -------------------------------------------------------------
                                                        Number of Unexercised             Value of In-the-Money
                                                                Options                          Options
                                         Options      --------------------------      -----------------------------
      Name*                            Exercised*     Exercisable    Unexercisable    Exercisable*   Unexercisable*
      -----                            ----------     ----------     ------------     ------------   --------------
Mark T. Walton                             0              8,106         12,161          $122,603        $183,935
Ronnie L. Spradling                        0             18,774         28,159          $283,957        $425,905
Michael B. Perrine(1)                      0             26,667         45,000          $403,348        $688,671

----------
*    Based on closing price of $20.375 September 30, 1997.

Employment Agreements

     The Company is the beneficiary of employment agreements with TBC Management, Ltd. (an affiliated partnership of the Company) and each of Mark T. Walton, Ronnie L. Spradling and Michael B. Perrine, providing, among other things, for three-year terms commencing in July 1996 and annual base salaries of $175,000 for Mr. Walton, $150,000 for Mr. Spradling and $90,000 for Mr. Perrine, respectively. In addition, Messrs. Walton, Spradling and Perrine have agreed to contractual confidentiality and noncompete provisions in their respective employment agreements, which will extend beyond termination of their employment for any reason. In the event any of these employees are terminated without "cause," as such term is defined in the employee agreements, such employees will be entitled to payment of approximately three times their annual salary.

     The employment agreements also provide that, if the consolidated income of Travis Boats before income tax expenses and non-recurring audit adjustments (the "Pre-tax Income") reflects growth in excess of 20% over the previous fiscal year, Messrs. Walton and Spradling will each receive a bonus of 2% of the Pre-tax Income and Mr. Perrine will receive a bonus of 1% of the Pre-tax Income. If the Pre-tax Income does not reflect growth of 20%, the bonus for each individual will be determined by the Board of Directors.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee consists of Robert C. Siddons, Steven W. Gurusich, Jr. and Zach McClendon, Jr. Mr. Robert C. Siddons served as the President of the Company from 1979 through 1985. Mr. Zach McClendon, Jr. is an indirect majority owner and the Chairman of the Board of SeaArk Boats, Inc. In fiscal year 1997, the Company purchased $2.4 million of boats from SeaArk, Inc. The Company anticipates that this relationship will continue at the same level of activity in fiscal year 1998. No member of the current Compensation Committee serves as an executive officer of the Company, or as a director of any entity, an executive officer of which serves on the Compensation Committee or as a director of the Company.

Certain Relationships and Related Transactions

     SeaArk Boats, Inc. In fiscal year 1997, the Company purchased $2.4 million of boats from SeaArk Boats, Inc. ("SeaArk"). SeaArk is wholly-owned by UniGrace, Inc., which in turn is wholly-owned by McClendon Resources. McClendon Resources is wholly-owned by Zach McClendon, a Director of the Company, and his children. Mr. McClendon serves as the Chairman of the Board of SeaArk, UniGrace, Inc. and McClendon Resources. The Company anticipates that this relationship will continue at the same level in year 1998.

     Reinsurance Arrangements. The Company, through June 28, 1996, sold extended service contracts to its customers. The obligations of the Company under these contracts were transferred to Ideal Insurance Company, Ltd. ("Ideal") pursuant to an agreement between the Company and Ideal dated as of January 1, 1994. Ideal reinsures these risks with Amerisure Property & Casualty, Ltd. ("Amerisure"), a company wholly owned by certain principal stockholders and directors of the Company, with Messrs. E. D. Bohls, Siddons, Walton and Simpson owning an aggregate of approximately 76%. These contracts are administered by First Extended Service Corporation ("FESC") and are reinsured under a stop-loss policy issued to Amerisure by FFG Insurance Co. ("FFG"), an affiliate of FESC. In conjunction with these arrangements, the Company paid an agreed amount for each extended service contract which is insured and, in the event of claims under any extended service contracts, Amerisure reimburses the repair facility for the amount of covered claims. Amerisure and/or FFG are financially responsible for any repairs required pursuant to the extended service contract. Amerisure is a separate legal entity from the Company. The Company terminated its relationship with Amerisure effective June 28, 1996 with respect to future extended service contracts. The Company is currently using traditional insurance, utilizing an unrelated third party. To provide for the risks associated with the extended service contracts sold by the Company prior to June 28, 1996, Amerisure intends to retain cash reserves in an amount it believes will reasonably be adequate to cover any of Amerisure's obligations. Moreover, Amerisure has obtained the above described stop-loss policy from FFG. For the three fiscal years ended September 30, 1996, September 30, 1995, and December 31, 1994, Amerisure received an aggregate of approximately $850,000, all of which it has reserved against losses with respect to extended service contracts sold to the Company's customers. As noted above, no further amounts were paid to Amerisure after June 28, 1996. All of Amerisure's business resulted from the Company's sale of extended service contracts. Amerisure's underwriting losses and aggregate reinsurance costs will not be determinable until the end of each of the five-year extended service contracts sold prior to June 28, 1996. The Company is not affiliated with Ideal, FESC or FFG.

     Employment Arrangements. Executive management, store management and corporate administrative employees are employed by TBC Management, Ltd., a Texas limited partnership (the "Partnership"). The Partnership, in turn, has entered into a Management Agreement with the Company and its subsidiaries and invoices each company monthly for management services rendered. The general partner and 1.0% owner of the Partnership is the Company. The sole limited partner and 99.0% owner of the Partnership is TBC Management, Inc. (the "Delaware Company"), a Delaware company wholly owned by Travis Boats. The operations of the Partnership are accounted for on a consolidated basis with those of the Company. The Delaware Company's income results from distributions of the Partnership and is accordingly taxed under Delaware law. These arrangements allow the Company more easily to allocate costs among the various store locations and to reduce Texas franchise taxes.

     Certain Borrowings. E. D. Bohls, Jesse Cox, Robert D. Siddons, Joseph E. Simpson, Ronnie L. Spradling and Mark T. Walton, all of whom are stockholders, officers or directors of the Company, have each executed a personal guaranty of certain indebtedness of the Company. It is anticipated that such guaranties will be released upon refinancing of such indebtedness.

Performance Graph

     Set forth below is a graph comparing the percentage change in the Company's cumulative total shareholder return on its Common Stock with the cumulative total return on the published Standard & Poor's 500 Stock Index and the cumulative total return on the NASDAQ Retail Trade Index. The graph covers the period between October 1, 1996 and the last trading day in the fiscal year ended September 30, 1997.

 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL.]

                     Travis Boats           NASDAQ                    S&P
                    & Motors, Inc.       Retail Trade                 500
                    --------------       ------------                 ---
6/96                     100                 100                      100
9/96                     138                 106                      103
9/97                     226                 145                      121

Compensation Committee Report on Executive Compensation

     The Compensation Committee is composed entirely of disinterested members of the Board of Directors. No member of the Compensation Committee is a current or former employee or officer of the Company.

     The goals of the Company's compensation policies are to attract, retain and motivate the best possible executives and to recognize both individual performance and the Company's performance. To accomplish these goals, the Company's executive compensation combines annual base salaries, bonuses based on company performance and stock options.

     Base Salary. The base salaries for Mark T. Walton, Ronnie L. Spralding and Michael B. Perrine were established in employment agreements between these executive officers and TBC Management. See "Employment Agreements." To determine the base salaries of the Company's officers, the Compensation Committee considers each officer's responsibilities, experience and performance, as well as salary levels of similar companies.

     Bonuses.  Under  the  terms of the  employment  agreements,  the  Company's executive officers are eligible for annual bonus based on the Company's consolidated income before income tax expenses and non-recurring audit adjustments (the "Pre-tax Income"). If the Pre-tax Income growth exceeds 20%, over the previous fiscal year, Messrs. Walton and Spralding will each receive a bonus of 2.0% of the Pre-tax Income and Mr. Perrine will receive a bonus of 1.0% of the Pre-tax Income. If the growth of Pre-tax Income is less than 20%, the bonus for each officer is determined by the Board of Directors based on the Company's performance and the individual officer's contributions to the Company's performance.

     Stock Options. By including stock options as a component of its executive compensation plan, the Company ensures that its executive officers have a continuing stake in the Company's long-term success. All executive officers are eligible to receive stock options pursuant to the Company's Incentive Stock Plan. The Compensation Committee determines the number of stock options awarded to each executive officer.

     CEO Compensation. The Compensation Committee determined Mr. Walton's compensation in accordance with the policies described above. Under the terms of Mr. Walton's employment agreement, his annual base salary in fiscal year 1997 was $175,000. Additionally, pursuant to the terms of his employment agreement, Mr. Walton received a bonus of $55,000 during the fiscal year ended September 30, 1997 as compensation for services during 1996.

                                Robert C. Siddons
                                Steven W. Gurasich, Jr.
                                Zach McClendon, Jr.

Shareholder Proposals

     Shareholder proposals to be presented at the next Annual Meeting of Shareholders must be in writing and received at the Company's executive offices by the Secretary no later than February 15, 1999 in order to be included in the next year's proxy statement.

Increase in Shares Reserved For Issuance Under the 1995 Incentive Plan

     Shareholders will be asked at the Annual Meeting to approve an amendment to the Company's 1995 Incentive Plan (the "Plan") to increase the number of shares of Common Stock reserved for issuance thereunder. The Plan provides for the grant to employees, including officers of the Company, of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonstatutory stock options, stock appreciation rights and restricted shares of Common Stock (collectively, "Awards"). In addition, nonemployee directors ("Outside Directors") and consultants are eligible to receive nonstatutory stock options. The Plan originally provided for the issuance of up to 200,000 shares of Common Stock. Of this amount, only about 55,000 shares currently remain available.

     The Board of Directors believes that in order to continue the Plan's purpose, as described below, it is necessary to amend the Plan to increase the number of shares of Common Stock issuable pursuant to the Plan. The Board proposes to amend the Plan to provide that the aggregate number of shares of Common Stock that may be issued or transferred pursuant to awards under the Plan shall increase automatically effective April 1, 1998 (and on each April 1 thereafter for the duration of the Plan), so that the aggregate number of shares of Common Stock that may be issued or transferred pursuant to awards under the Plan is equal to 10% of the total number of shares of Common Stock issued and outstanding on April 1 of that year. Notwithstanding such provisions, (i) the proposed amendment shall not cause the aggregate number of shares of Common Stock that may be issued or transferred pursuant to awards under the Plan to be reduced in the event the total number of shares of Common Stock issued and outstanding decreases in any year, and (ii) the aggregate number of shares of Common Stock that may be issued or transferred pursuant to awards under the Plan shall not exceed 1,000,000 shares of Common Stock over the life of the Plan. If adopted by the shareholders, the total number of shares of Common Stock that may be issued or transferred pursuant to awards under the Plan shall increase from its current level of 200,000 to approximately 425,347, effective April 1, 1998. However, no further increases would be permissible unless the number of issued and outstanding shares of Common Stock were increased.

Purpose

     The purpose of the Plan is to provide an incentive for certain employees and directors of the Company or its subsidiaries to aid the Company in attracting able persons to enter the service of the Company and its subsidiaries, to extend to them the opportunity to acquire a proprietary interest in the Company so that they will apply their best efforts for the benefit of the Company, and to remain in the service of the Company or its subsidiaries.

     The Plan provides that Awards may be granted to employees (including officers), consultants and directors of the Company and its majority owned subsidiaries. To the extent that the aggregate fair market value of the shares with respect to which options designated as "incentive stock options" are exercisable for the first time by any optionee during any calendar year (under all plans of the Company) exceeds $100,000, such options will be reclassified in accordance with the Code. The Plan is not a qualified deferred compensation plan under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Administration

     The Plan provides that it shall be administered by the Board or by a committee of the Board. The Plan is currently administered by the Compensation Committee of the Board. Subject to special provisions relating to Outside Directors, the Board or its designated committee selects the employees to which Awards may be granted and the type of Award to be granted and determines, as applicable, the number of shares to be subject to each Award, the exercise price and the vesting. In making such determination, the Board or its designated committee takes into account the employee's present and potential contributions to the success of the Company and other relevant factors.

Amendments

     No Award may be granted under the Plan after the date that is ten years from the earlier of the date the Plan was initially adopted by the Board and (b) the date approved by the shareholders.

     The Board of Directors may with respect to any shares which, at the time, are not subject to Awards, suspend or discontinue the Plan or revise or amend it in any respect whatsoever and may amend any provision of the Plan or any Award Agreement to make the Plan or the Award Agreement comply with Section 16(b) of the Exchange Act. The Board of Directors may also amend, modify, suspend, or terminate the Plan for the purpose of meeting or addressing any changes in other legal requirements applicable to the Corporation or the Plan of for any other purpose permitted by law. The Plan may not be amended without the consent of the holders of a majority of the shares of Common Stock then outstanding to (a) increase materially the aggregate number of shares of Common Stock that may be issued under the Plan, (b) increase materially the benefits accruing to Eligible Individuals under the Plan, or (c) modify materially the requirements about eligibility for participation in the Plan; provided, however, that such amendments may be made without the consent of shareholders of the Company if changes occur in law or other legal requirements that would permit such changes. In connection with any amendment to the Plan, the Board of Directors shall be authorized to incorporate such provisions as shall be necessary for amount paid under the Plan to be exempt from Section 162(m) of the Code.

Stock Options

     The exercise price of all incentive stock options granted under the Plan must be at least equal to the fair market value of the shares of Common Stock on the date of grant. With respect to any participant who owns stock representing more than 10% of the voting rights of the Company's outstanding capital stock, the exercise price of any incentive stock option granted under the Plan must equal at least 110% of the fair market value of the shares of Common Stock subject to such option on the date of grant, and the term of the option must not exceed five years.

     Options granted under the Plan vest pursuant to terms determined by the Board or its designated committee.

     The terms of all incentive stock options and nonstatutory stock options granted under the Plan may not exceed ten years and ten years and thirty days, respectively. However, the terms of all incentive stock options granted to an optionee who, at the time of grant, owns stock representing more than 10% of the voting rights of the Company's outstanding capital stock may not exceed five years.

Outside Directors' Options

     Options may be granted to Outside Directors under the Plan only pursuant to an automatic, nondiscretionary grant mechanism which provides that on the date that an outside Director joins the Board, the Outside Director will receive an option to purchase 10,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant. The terms of options granted to Outside Directors are as follows: (i) the term of the option shall be ten years; (ii) the option shall be exercisable only while the Outside Director remains a director or the lesser of (a) the remainder of the term of the option and (b) one month after termination of his status as an Outside Director; (iii) the exercise price per share of Common Stock shall be 100% of the fair market value on the date of grant of the option; and (iv) the option shall vest over a period of five years in equal amounts annually.

Restricted Stock Awards

     Restricted shares of Common Stock ("Restricted Stock") may be granted to employees pursuant to terms determined by the Board or its designated committee. Restricted Stock may not be transferred until the restrictions are removed or have expired. Conditions to the removal of restrictions may include, but are not required to be limited to, continuing employment or service to the Company or the achievement of certain performance objectives.

Stock Appreciation Rights

     Stock appreciation rights ("SARs") may be granted to employees, either independent of, or in connection with, options. SARs granted in connection with an option are subject to the terms of the Award agreement granting the option. Upon exercise of SARs granted in connection with an option, the holder shall receive payment (in cash, Common Stock or a combination of both at the discretion of the Board or its designated committee) in an amount equal to the product of (i) the fair market value of a share of Common Stock on the date of exercise minus the exercise price per share of the option, multiplied by (ii) the number of shares of Common Stock as to which the SAR is being exercised. SARs granted independent of an option are exercisable in the manner, and pursuant to the terms, determined by the Board or its designated committee.
Terms to be determined by the Board or its designated committee include the number of shares to which the SAR applies, the vesting schedule for the exercise of such right and the expiration date of the right. Upon exercise of an SAR, the holder shall receive payment (in cash, stock or a combination of both at the discretion of the Board or its designated committee) in an amount equal to the product of (i) the fair market value of a share of Common Stock as of the date of exercise, minus the fair market value of a share of Common Stock as of the date the SAR was granted, multiplied by (ii) the number of shares as to which the SAR is being exercised. The exercise of SARs granted in connection with options requires the holder to surrender the related option (or any portion thereof, to the extent unexercised). No SAR granted under the Plan is transferable by the employee other than by will or by the laws of descent and distribution, and each SAR is exercisable during the lifetime of the employee only by such employee.

Adjustment Upon Changes in Capitalization

     If any change is made in the Company's capitalization, such as a stock split or stock dividend, which results in a greater or lesser number of shares of outstanding Common Stock, appropriate adjustment shall be made in the number of shares reserved for issuance under the Plan, the exercise price and the number of shares subject to options, Restricted Stock Awards and SARs.

Adjustments Upon Change in Control

     Award agreements under the Plan may, as determined by the Board or its designated committee, provide that, in the event of a "change in control" of the Company, (i) the holder of a stock option will be granted a corresponding SAR,
(ii) all outstanding SARs and stock options will become immediately and fully vested and exercisable in full and (iii) the restriction period on any Restricted Stock will be accelerated and the restrictions will expire. In general, a "change in control" of the Company occurs in any of five situations:
(i) a person other than (a) the Company, (b) certain affiliated companies or benefit plans, or (c) a company a majority of which is owned directly or indirectly by the shareholders of the Company, becomes the beneficial owner of 50% or more of the voting power of the Company's outstanding voting securities;
(ii) a majority of the Board is not comprised of the members of the Board at the effective date of the Plan and persons whose elections as directors were approved by those original directors or their approved successors; (iii) a person described in clause (i) announces a tender offer for 50% or more of the Company's outstanding voting securities and the Board approves or does not oppose the tender offer, (iv) the Company merges or consolidates with another corporation or partnership, or the Company's shareholders approve such a merger or consolidation, other than mergers or consolidations in which the Company's voting securities are converted into securities having the majority of voting power in the surviving company; or (v) the Company liquidates or sells all or substantially all of its assets, or the Company's shareholders approve such a liquidation or sale, except sales to corporations having substantially the same ownership as the Company.

     If a "restructuring" of the Company occurs that does not constitute a change in control of the Company, the Board or the committee administering the Plan may (but need not) cause the Company to take any one or more of the following actions: (i) accelerate in whole or in part the time of vesting and exercisability of any outstanding stock options and SARs to permit those stock options and SARs to be exercisable before, upon, or after the completion of the restructure; (ii) grant each option holder corresponding SARs; (iii) accelerate in whole or in part the expiration of some or all of the restrictions on any Restricted Stock; (iv) if the restructuring involves a transaction in which the Company is not the surviving entity, cause the surviving entity to assume in whole or in part any one or more of the outstanding Awards upon such terms and provisions as the Board or its designated committee deems desirable; or (v) redeem in whole or in part any one or more of the outstanding Awards (whether or not then exercisable) in consideration of a cash payment, adjusted for withholding obligations. A restructuring generally is any merger of the Company or the direct or indirect transfer of all or substantially all of the Company's assets (whether by sale, merger, consolidation, liquidation, or otherwise) in one transaction or a series of transactions.

Outstanding Awards.

     In addition to the Company's directors, there are approximately 50 persons currently considered to be employees who are eligible to receive Awards under the Plan. As of September 30, 1997, options to purchase a total of 144,499 shares of Common Stock had been granted to employees and directors and were outstanding pursuant to the Plan of which options to purchase 18,333 shares have been canceled or have expired. No shares of Restricted Stock have been issued. Awards to be made in the future will be at the discretion of the Committee and, therefore, are not currently determinable. The table entitled "Option Exercises and Year-End Value Table" sets forth the holdings under the Plan of the executive officers named in the Summary Compensation Table.

     Approval of the proposed amendment to the Plan requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE INCREASE IN SHARES AVAILABLE AND RESERVED FOR ISSUANCE UNDER THE 1995 INCENTIVE PLAN.

Compliance with Section 16(A) of the Exchange Act

     During the fiscal year ended September 30, 1997, based on a review of Forms 3 and 4 furnished to the Company during its most recent fiscal year and Forms 5 furnished to the Company with respect to its most recent fiscal year, all reporting persons of the Company were in compliance with Section 16(a) of the Exchange Act, except as noted below. Mr. Robert C. Siddons failed to timely file a Form 4 reflecting the sale of 20,000 shares of Common Stock in June 1997. Mr. Zach McClendon, Jr. failed to timely file a Form 4 reflecting the purchase of 7,600 shares of Common Stock in June 1997.

Financial and Other Information

     The information called for by item 13 of Schedule 14A is incorporated herein by reference to such information included in the Company's annual report on Form 10-K under the captions "Financial Statements and Supplementary Data," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Changes In and Disagreements with Accountants on Accounting and Financial Disclosure."

Auditors

     Ernst & Young, LLP has been engaged as independent accountants for the purpose of issuing a report on the financial statements of the Company for the year ended September 30, 1998. Representatives of Ernst & Young, LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions from those attending the Meeting.

     The Board of Directors recommends a vote "FOR" the ratification of the Company's auditors.

Other Business

     The Board of Directors of the Company knows of no matters to be presented at the Annual Meeting other than those described above; however, if other matters are properly presented to the meeting for action, it is intended that the persons named in the accompanying form of proxy, and acting thereunder, will vote in accordance with their best judgment on such matters.

                                   By Order of the Board of Directors

                                   /s/ Mark T. Walton

                                   Mark T. Walton
                                   President

Dated February 25, 1998
Austin, Texas

                          TRAVIS BOATS & MOTORS, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

--------------------------------------------------------------------------------
                              NO TYPE IN THIS AREA
                            THIS BOX WILL NOT PRINT
--------------------------------------------------------------------------------

1.   DIRECTORS   --    NOMINEES:    01-RONNIE   L.      For   Withheld   For All
     SPRADLING;   02-STEVEN  W.   GURASICH,   JR.;      All      All      Except
     03-ZACH MCCLENDON, JR.                             [  ]    [  ]      [  ]

FOR  EXCEPT  FOR  THE  FOLLOWING  (LIST  NAMES  OR
NUMBERS):

NOTE -- PROXY HOLDERS MAY VOTE IN THEIR DISCRETION
ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE
THE MEETING OR ANY ADJOURNMENT THEREOF.

2.   AUDITORS  --  RATIFY  APPOINTMENT  OF ERNST &      For    Against   Abstain
     YOUNG,  LLP AS  INDEPENDENT  ACCOUNTANTS  AND      [  ]    [  ]      [  ]
     AUDITORS FOR 1998.

3.   INCENTIVE  PLAN -- PROPOSAL  TO INCREASE  THE      For    Against   Abstain
     NUMBER OF SHARES TO BE ISSUED PURSUANT TO THE      [  ]    [  ]      [  ]
     TRAVIS BOATS AND MOTORS,  INC. 1995 INCENTIVE
     PLAN.

                                              Dated: _____________________ 1999_

                                        Signature(s)____________________________

                                        ________________________________________



TRAVIS BOATS & MOTORS, INC. ANNUAL MEETING TO BE HELD ON APRIL 1, 1998 AT 11:00
                     A.M. CST
       FOR HOLDERS AS OF FEBRUARY 20, 1998.

PROXY                                                                      PROXY

                           TRAVIS BOATS & MOTORS, INC.

                 THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT

     The shareholder of Travis Boats & Motors, Inc. whose name appears on the reverse side hereof (the "Undersigned") acknowledges receipt of the Notice of Annual Meeting of the Company on April 1, 1998 at 11:00 a.m. CST, and attached proxy statement, and appoints Mark T. Walton and Michael B. Perrine and each of them the attorneys of the Undersigned, with full power of substitution, for and in the name of the Undersigned, to vote as proxies for the Undersigned according to the number of shares of Common Stock the Undersigned would be entitled to vote if then personally present at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company located at 5000 Plaza on the Lake, Suite 250, Austin, Texas, on April 1, 1998, or at any adjournment or adjournments thereof, and to vote all shares of Common Stock of the Company held by the Undersigned and entitled to be voted upon the matters, and in accordance with the instructions, on the reverse side hereof.